CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 26, 2004, relating to the financial statements and financial highlights appearing in the December 31, 2003 Annual Reports to Shareholders of T. Rowe Price Institutional Mid-Cap Equity Growth, T. Rowe Price Institutional Large-Cap Value Fund, T. Rowe Price Institutional Small-Cap Stock Fund, and T. Rowe Price Institutional Large-Cap Growth Fund, (comprising T. Rowe Price Institutional Equity Funds, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 19, 2004